Management Services Agreement

This Management Services Agreement (the “Agreement”) is entered into as of January 1, 2021 (the “Effective Date”), by and between KES SCIENCE & TECHNOLOGY INC., a Georgia corporation, at 3625 Kennesaw North Industrial Parkway, Kennesaw, Georgia 30144 (“KES”), and AKIDA HOLDING, LLC, a Florida limited liability company, at 2300 Marshpoint Road, Suite 202, Neptune Beach, Florida 32266 (“Akida”). KES and Akida are each a “Party” and collectively, the “Parties.”

WHEREAS, Akida is the owner of certain product lines of AiroCide hydrocarbon gas and airborne pathogen removal systems and has decided to outsource portions of its supply chain management processes to KES, as hereinafter more particularly described;

WHEREAS, Akida will enter into an Asset Purchase Agreement (the “Purchase Agreement”) with Applied UV, Inc. (“Parent”) and SteriLumen, Inc., the wholly-owned subsidiary of Parent (the “Purchaser”) which provides for the sale of the AiroCide assets from Akida to the Purchaser; and

WHEREAS, KES wishes to perform services to manage Akida’s supply chain processes, on the Effective Date on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.  Services.

1.1  Scope of Services. Subject to the terms and conditions of this Agreement, KES shall provide the supply chain management services as set forth in Exhibit “A” (collectively, the “Services”).

1.2  Method of Providing Services. KES will determine the method, details, and means of performing the Services and KES will utilize such persons and/or entities as KES deems necessary in connection therewith.

1.3  Relationship of the Parties. The relationship between KES and Akida is solely that of independent contractors. Nothing in this Agreement creates any agency, joint venture, partnership or other form of joint enterprise, employment or fiduciary relationship between the Parties. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any third party.

2.  Payment of Fees and Charges.

2.1  Fees. Throughout the Term of this Agreement, Akida shall pay all fees and/or charges (the “Fees”) in accordance with the terms set forth in Exhibit “A.”

2.2  Invoices. Akida shall pay the Base Fee as set forth in Exhibit “A.” KES shall submit monthly invoices for all other Fees to Akida, each of which must set forth in reasonable detail an itemized list of Services and associated Fees. Except for any amounts disputed by Akida in good faith, KES’s accurate and correctly submitted invoices will be payable within thirty (30) days following Akida’s receipt of KES’s invoice. All payments will be made to KES in US dollars by check, wire transfer or automated clearing house as instructed by KES.

2.3  Setoff; Contingent or Disputed Claims. Akida agrees to pay all undisputed charges under this Agreement without counter-claim, set-off or deduction. In the event that Akida legitimately and reasonably disputes an invoiced amount, Akida will provide KES with written notice of the amount in dispute and the basis for the dispute. KES agrees that it will work with Akdia to reasonably and expeditiously resolve the dispute within a thirty (30) day period. KES shall provide Akida with advance notice of any potential bankruptcy, insolvency or receivership of KES.

3.  Term; Termination.

3.1  Initial Term. The term of this Agreement commences on the Effective Date and continues through December 31, 2022, unless it is earlier terminated pursuant to the terms of this Agreement or applicable law (the “Initial Term”).

3.2  Renewal Term. Upon expiration of the Initial Term, the term of this Agreement will automatically renew for additional successive one (1) year terms unless either Party provides written notice of non-renewal at least sixty (60) days prior to the end of the then-current term (each, a “Renewal Term” and together with the Initial Term, the “Term”), unless any Renewal Term is earlier terminated pursuant to the terms of this Agreement or applicable Law. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this section, the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event either Party provides timely notice of its intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the Initial Term or then-current Renewal Term, as applicable.

3.3  Termination for Cause. Either Party may terminate this Agreement for cause with immediate effect upon written notice to the other Party: (i) if such other Party fails to perform any material obligation under this Agreement or otherwise materially breaches the Agreement, through no fault of the Party initiating such termination, that remains uncured for thirty (30) calendar days following written notice to such Party of such failure or breach; or (ii) if the Other Party becomes insolvent, is generally unable to pay, or fails to pay, its debts as they become due, files a petition for bankruptcy or commences or has commenced against it proceedings relating to bankruptcy, receivership, reorganization, or assignment for the benefit of creditors.

3.4  Termination Without Cause. During any Term, either Party may terminate this Agreement for convenience upon giving six (6) months’ advance written notice of termination to the other Party, provided, however, that KES will complete any ongoing Services that extend beyond the six-month notice period and will continue to be compensated for such extended Services at a rate mutually agreeable to the Parties.

3.5  Obligations Upon Expiration or Termination.

(a)  Upon the expiration or earlier termination of this Agreement, all amounts owed by Akida to KES under this Agreement shall become immediately due and payable to KES. Any notice of termination under this Agreement automatically operates as a cancellation of any Services that are scheduled to be performed after the effective date of termination.

(b)  The termination or expiration of this Agreement for any reason shall not release any Party hereto of any liability which at the time of termination or expiration had already accrued to the other Party in respect to any act or omission prior thereto.

(c)  Within ten (10) days following termination of the Agreement and payment in full of all outstanding amounts due and payable to KES, KES shall return all remaining products to Akida at Akida’s expense and pursuant to Akida’s directions and shall provide Akida an accounting of the remaining inventory.

(d)  Upon the expiration or earlier termination of this Agreement, each Party shall return to the other Party or destroy all documents and tangible materials (and any copies) containing, reflecting, incorporating or based on the other Party’s Confidential Information. In addition, each Party, upon the other Party’s written request, will certify in writing to such other Party that it has complied with the requirements of this section.

3.6  Transition Cooperation. Upon the expiration or earlier termination of this Agreement for any reason, to the extent requested by Akida in writing, KES will take such actions as may be reasonably required by Akida to transition Services from KES to alternative services provider(s) without disruptions, and KES will be paid by Akida its Base Rate, prorated for the number of days of service associated with transition.

4.  Compliance with Laws. KES shall at all times comply with all laws applicable to this Agreement, KES’s operation of its business and the exercise of its rights and performance of its obligations hereunder. KES shall also obtain and maintain all permits necessary for the exercise of its rights and performance of KES’s obligations under this Agreement.

5.  Representations and Warranties.

5.1  KES’s Representations and Warranties. KES represents and warrants to Akida that:

(a)  it is a corporation, duly organized, validly existing and in good standing under the laws of Georgia;

(b)  it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement;

(c)  it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(d)  the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by KES, have been duly authorized by all necessary action on the part of KES.

5.2  Akida’s Representations and Warranties. Akida represents and warrants to KES that:

(a)  it is a limited liability company, duly organized, validly existing and in good standing under the laws of Florida;

(b)  it is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement;

(c)  it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(d)  the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement, and the delivery of this Agreement by Akida, have been duly authorized by all necessary action on the part of Akida.

6.  KES Limited Services Warranties.

6.1  Warranty. KES represents and warrants to Akida that KES shall perform the Services using personnel of required skill, experience, and qualifications and in a professional and workmanlike manner in accordance with prevailing industry standards for similar services.

6.2  DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; NON-RELIANCE. THE SERVICES FURNISHED UNDER THIS AGREEMENT ARE PROVIDED ON AN “AS IS” BASIS. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN SECTION 7.1, KES MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER REGARDING THE SERVICES AND EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF QUALITY, PERFORMANCE, NONINFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, WHETHER IMPLIED, STATUTORY, ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, OR TRADE USAGE OR OTHERWISE. AKIDA ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY MADE BY KES, OR ANY OTHER PERSON ON KES’S BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 7.1. THE FOREGOING EXCLUSIONS AND DISCLAIMERS ARE AN ESSENTIAL PART OF THIS AGREEMENT AND FORMED THE BASIS FOR DETERMINING THE PRICE CHARGED FOR SERVICES.

7.  Indemnification.

7.1  Indemnification. Subject to the terms and conditions of this Agreement, KES (as “Indemnifying Party”) shall indemnify, defend and hold harmless Akida and its officers, directors, employees, agents, affiliates, representatives, successors and assigns (collectively, “Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by any Indemnified Party (collectively, “Losses”), resulting from any third-party claim or any direct claim against Indemnifying Party alleging:

(a)  a breach or non-fulfillment of any of Indemnifying Party’s representations, warranties, or covenants set forth in this Agreement;

(b)  any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any recklessness or willful misconduct) in connection with Indemnifying Party’s performance under this Agreement; or

(c)  any bodily injury, death of any person or damage to real or tangible personal property caused by the willful or grossly negligent acts or omissions of Indemnifying Party or any of its representatives.

7.2  Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend any Indemnified Party against any claim or corresponding Losses resulting directly from Indemnified Party’s gross negligence or more culpable act or omission (including recklessness or willful misconduct).

8.  NO LIABILITY FOR CONSEQUENTIAL OR INDIRECT DAMAGES. IN NO EVENT SHALL EITHER PARTY OR THEIR REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, OR LOST PROFITS OR REVENUES, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT THE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE.

9.  Confidentiality. The Parties are subject to and bound by that certain Intellectual Property Assignment and License Agreement of even date herewith and the confidentiality provisions therein also apply to this Agreement.

10.  Insurance. During the Term, KES shall, at its own expense, maintain and carry in full force and effect, subject to appropriate levels of self-insurance, commercial general liability insurance in a sum no less than $1,000,000 and statutory workers’ compensation insurance as required by applicable law (including an “all states” endorsement) with financially sound and reputable insurers. Upon Akida’s written request, KES shall provide Akida with a certificate of insurance evidencing the insurance coverage specified in this Section. The certificate of insurance shall name Akida as an additional insured and loss payee. KES shall provide Akida with thirty (30) days’ advance written notice in the event of a cancellation or material change in such insurance policy.

11.  Miscellaneous.

11.1  Further Assurances. Upon a Party’s reasonable request, the other Party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

11.2  Entire Agreement. This Agreement, including and together with any related exhibits or schedules, constitutes the sole and entire understanding and agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, proposals, discussions, representations and warranties, both written and oral, with respect to such subject matter. If there is a conflict between the terms of this Agreement and of any exhibit or schedules, the terms of this Agreement shall govern.

11.3  Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement (each, a “Notice”) must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this section). All Notices must be delivered by personal delivery, nationally recognized overnight courier or certified or registered mail (in each case, return receipt requested, postage prepaid) or email (with confirmation of transmission). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

If to KES:

KES SCIENCE & TECHNOLOGY, INC.

3625 Kennesaw North Industrial Parkway

Kennesaw, GA 30144

Attention: John Hayman, President

Email: jhayman@kesscience.com

If to Akida:

AKIDA HOLDING, LLC

2300 Marshpoint Road, Suite 202

Neptune Beach, FL 32266

Attention: David E. Kight, COO/CFO

Email: DKight@akidaholdings.com

11.4  Interpretation. The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The exhibits, schedules, and attachments referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

11.5  Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

11.6  Severability. If any term or provision of this Agreement is held void, voidable, invalid, illegal or unenforceable in any jurisdiction, no other provision of this Agreement shall be affected as a result thereof, and the remaining provisions of this Agreement shall be valid and remain in full force and effect as if such void, voidable, invalid, illegal or unenforceable provision had been omitted.

11.7  Amendment and Modification. No amendment, change, modification, alteration, addition to, rescission, termination or discharge of this Agreement is effective unless it is in writing and signed by authorized representatives of both Parties.

11.8  Waiver.  None of the terms of this Agreement may be waived, in whole or in part, unless such waiver is in writing and signed by an authorized representative of both Parties. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion or any other provision of the Agreement. Any course of dealing between the Parties or failure or delay in exercising any right, remedy, power or privilege or in enforcing any condition under this Agreement shall not constitute a waiver or estoppel of any right, remedy, power, privilege or condition arising from this Agreement.

11.9  Assignment. Akida may assign any of its rights or delegate any of its duties under this Agreement to any person or entity in Akida’s sole discretion, upon written notice to KES. KES hereby acknowledges that a condition precedent to the Purchase Agreement is the assignment of this Agreement and all of Akida’s rights hereunder to the Purchaser and KES hereby consents to any such assignment and waives any requirement of notice. KES may only assign its rights or delegate its duties under this Agreement to a wholly owned subsidiary or to a purchaser of or successor to all or substantially all its assets (whether through sale, merger, restructuring or otherwise), upon written notice to Akida. Any purported assignment or delegation in violation of this section is null and void.

11.10  Successors and Assigns. This Agreement is binding on and inures to the benefit of the Parties and their respective permitted successors and permitted assigns.

11.11  Third-Party Beneficiaries. The Parties agree that the Parent and the Purchaser are third-party beneficiaries of all of rights and benefits hereunder and each may enforce the provisions hereof as if it were a party hereto.

11.12  Survivability. Terms and conditions that require performance after the termination or expiration of this Agreement, including without limitation, use restrictions, limitations of liability, indemnification, and confidentiality provisions, will survive any termination or expiration of this Agreement.

11.13  Governing Law, Venue and Remedies. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. If any dispute should arise between the parties that cannot be resolved informally, it shall be settled by arbitration in the Delaware office of the American Arbitration Association before a panel of three arbitrators designated by the American Arbitration Association in accordance with the Rules of the American Arbitration Association then obtaining in Delaware. The cost of any arbitration proceedings and the prevailing Party’s attorneys’ fees shall be borne by the Party against whom an award is made. The decision of the arbitrators shall be binding and conclusive upon the Parties. If the American Arbitration Association shall not then be in existence, arbitration shall be settled by such other organization, if any, as shall then have become the successor of said Association.

11.14  Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Party certifies and acknowledges that (a) no representative of the other Party has represented, expressly or otherwise, that such other Party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such Party has considered the implications of this waiver, (c) such Party makes this waiver voluntarily, and (d) such Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

11.15  Attorneys’ Fees. In the event that either Party employs attorneys to enforce any right arising out of or relating to this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and costs.

11.16  Force Majeure. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement, when and to the extent such party’s (the “Impacted Party”) failure or delay is caused by or results from the following force majeure events (“Force Majeure Event(s)”): acts of God, flood, fire, earthquake, hurricane, tornado, epidemic, pandemic, explosion, war, terrorism, riot, government order or action, and other similar events beyond the reasonable control of the Impacted Party. The Impacted Party shall give notice to the other Party as soon as practicable, stating the period of time the occurrence is expected to continue. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized. The Impacted Party shall resume the performance of its obligations as soon as reasonably practicable after the removal of the cause. Notwithstanding the forgoing, the other Party may terminate this Agreement upon written notice if the Impacted Party’s nonperformance continues for a period of ninety (90) consecutive days.

11.17  Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

KES SCIENCE & TECHNOLOGY INC.

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Date: _____________________________________

AKIDA HOLDING, LLC

By: ______________________________________

Name: ____________________________________

Title: _____________________________________

Date: _____________________________________

EXHIBIT A

1. SERVICES. KES will provide the following Services, as requested by Akida:

A. Management of Supply Chain and Logistics (All Product Lines): Maintain and manage the day-to-day relationships with Akida’s existing Contract Manufacturers (“CMs”), freight forwarders and carriers, including managing purchase orders and processes, production schedules, shipping schedules, manufacturing issues, and certification processes (ETL/UL). Interface with third party logistics companies to coordinate shipping and transportation of products.

B. Logistics Services for Commercial Product Line:

1. Inventory Management, Warehousing and Order Fulfillment: Receive, track and maintain inventory of products sufficient to meet order demand. Warehouse products at KES’s private warehouse facility. All inventory shall remain the property of Akida whether such products are in transit or warehoused by KES and Akida shall be responsible for insuring all inventory warehoused by KES. Fulfillment of orders in a timely manner in accordance with industry standards, including processing orders, picking, and packaging/preparing products for shipping. Conduct final quality control checks of products.

2. Shipping Services: Arrange the safe and timely transportation and shipment of products to, from, and between customers, suppliers and other authorized recipients of the products and minimize the cost of product shipment, maximize truck utilization, and deliver products as expeditiously as practicable.

C. Engineering Support: General engineering support related to on-going maintenance of all product lines. Engineering Support does not include providing engineering expertise or assistance for new product development or transitioning existing manufacturing relationship to a new CM and such services will be separately negotiated by the Parties.

D. Sales Support: Sales support, such as technical assessments of prospective customer or end-user facilities, site visits, sales meetings, as reasonably requested by Akida and approved by KES.

E. Special or Project Services: Special additional services on a project basis, as reasonably requested by Akida and as mutually agreed by both Parties.

2. FEES AND COSTS. Akida shall pay KES the following service fees and costs:

A. Base Fee: A base fee for Services (“Base Fee”) in the amount of $15,000.00 per month. The Base Fee shall be due and payable in advance on the first (1st) day of the month.

B. Special Services Fees: Any Special or Project Services that require KES to hire additional contract labor will be billed at $25.00 per man-hour worked, subject, however to Akida’s prior written approval.

C. Reimbursement of Travel Expenses: Akida will reimburse KES for reasonable travel expenses incurred by KES personnel, subject, however, to Akida’s prior written approval.

D. Freight and Shipping Expenses. As a general rule, KES will use Akida’s carrier (under Akida’s account) and bill such shipment charges directly to Akida. Alternatively, Akida shall pay all freight and shipping costs incurred by KES in rendering the Services, at KES’s actual cost (i.e., KES will not premium bill Akida for such costs).

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